[INCENTRA LOGO OMITTED]
                   1140 PEARL STREET, BOULDER, COLORADO 80302

                                                                    EXHIBIT 99.1

NEWS RELEASE FOR MARCH 30, 2005 AT 7:00 AM EST
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CONTACTS FOR INCENTRA SOLUTIONS:
   Allen & Caron Inc.             Incentra Solutions, Inc.
   Jill Bertotti (investors)      Thomas P. Sweeney III
   JILL@ALLENCARON.COM            Chairman and CEO
   Len Hall (financial media)     mail to: mknaisch@fpdigital.com (303) 449-8279
   len@allencaron.com
   (949) 474-4300

         INCENTRA SOLUTIONS ACQUIRES PWI TECHNOLOGIES, LARGEST SOLUTIONS
                    PROVIDER/SYSTEMS INTEGRATOR IN NORTHWEST

      IMMEDIATELY ACCRETIVE, FURTHER EXPANDS DISTRIBUTION AND MARKET REACH

BOULDER, CO, MARCH 30, 2005 - Incentra Solutions, Inc. (OTCBB: ICEN) today announced that it has acquired privately-held PWI Technologies (www.pwi.com) of Kirkland, WA, the leading systems integrator in the Northwest. The acquisition, which follows Incentra's purchase last month of STAR Solutions, LLC, a leading systems integrator headquartered in San Diego, is immediately accretive. The acquisition of the PWI and STAR businesses adds more than $38 million of annualized revenue based upon their 2004 historical performance. Chairman and CEO Thomas P. Sweeney said the acquisitions of both PWI and STAR are cornerstones of Incentra's strategy to substantially grow revenues by augmenting its product offerings and expanding its market reach throughout the western US through acquiring systems integrators with existing direct sales organizations serving the enterprise market.

PWI Technologies is a leading systems integrator and solutions provider of Information Technology consulting, storage solutions, hardware, software and selected managed services to a large base of customers in financial services, communications, government, healthcare and manufacturing. PWI revenue in 2004 was approximately $21.3 million.

The purchase price of PWI consisted of $2.3 million in cash and approximately $1.7 million in Incentra Solutions common stock. In addition, the former shareholders have the opportunity to earn an additional $200,000 in cash and $1.0 million in Incentra common stock based upon achieving certain earn out requirements. Should PWI exceed the earn out requirements, its former shareholders can earn additional Incentra Solutions common stock equitable to PWI's EBITDA contribution over the earn out requirement.

With the acquisition of PWI, Incentra Solutions further expands its opportunities to deliver complete solutions, which include professional services, hardware & software, remote monitoring and management services and solution financing. This offering includes higher margin opportunities with first call maintenance support delivered 24x7 from the Incentra Solutions network operations center.

"The acquisition of PWI positions Incentra Solutions to deliver complete solutions to customers in the Northwest region and positions it as an unique provider of complete solutions with first call support," Sweeney said. "PWI management and employees have built a solid track record of

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delivering high quality  products,  services and support and have  established a respected and loyal customer base. Customers are increasingly seeking an IT partner that can provide complete solutions and PWI can now expand its offerings through Incentra to be this trusted solutions provider. Combining Incentra Solutions managed services and storage products and engineering expertise with PWI's offerings provides the opportunity to take a larger percentage of the total spend per project and increases our capability to solve customers' on-going operations and outsourcing needs," Sweeney added.

PWI will operate as a wholly-owned subsidiary of Incentra Solutions and be managed by PWI Technologies President Barry R. Andersen. PWI's 35 employees will continue to be based in its offices in Kirland, WA and Beaverton, OR.

"Becoming part of Incentra Solutions is a positive transaction for our business, our customers and our employees," Andersen said. "In our 15 years in business, we have always been proud of the superior products and services we deliver to our customers in the Northwest. With Incentra Solutions skills in storage solutions, its expanded services set and 24x7 Storage Network Operations center, we can now increase the scope of our product offerings including an expanded support organization and remote monitoring and backup services. This will provide us with a number of new revenue opportunities in the near-term and position us for solid long term growth."

Inveraray Partners headquartered in the San Francisco Bay Area advised Incentra Solutions regarding the acquisition. The required financing was provided by Wells Fargo Bank, N.A.

ABOUT PWI TECHNOLOGIES

PWI Technologies is the largest systems integrator providing outsourced Information Technology solutions to a large base of customers in the Pacific Northwest. The Company's engineers are the first to test the latest systems and software, and PWI has built a solid record and reputation as a leader in the integration of disparate technologies and legacy systems into seamless business solutions.

ABOUT INCENTRA SOLUTIONS, INC.

Incentra Solutions, Inc. (www.incentrasolutions.com, OTCBB:ICEN) is a provider of complete IT & storage management solutions to broadcasters, enterprises and managed service providers worldwide. The Company operates a Broadcast & Media Division, Front Porch Digital (www.fpdigital.com), that provides total digital archive management and transcoding solutions. Wholly-owned subsidiaries, ManagedStorage International (MSI, www.msiservice.com) and STAR Solutions (www.star-solutions.com) provide professional services, hardware & software products, IT outsourcing solutions and financing options to enterprise and service provider markets.

INCENTRA SOLUTIONS FORWARD LOOKING STATEMENTS

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the Company's inability to accurately forecast its operating results; the Company's potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the Company's business. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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